Exhibit 5.1

Frederick M. Lehrer, P. A.

2108 Emil Jahna Road

Clermont, Florida 34711

(561) 706-7646

flehrer@securitiesattorney1.com

June 11, 2024

Artificial Intelligence Technology Solutions, Inc.

Attn: Board of Directors

Re:	Artificial Intelligence Technology Solutions, Inc.
Registration Statement on Form S-3

Board of Directors:

You have requested my opinion, as counsel, with respect to certain matters in connection with the filing by Artificial Intelligence Technology Solutions, Inc. , a Nevada corporation (the “Registrant”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the sale of $20,000,000 of the Registrant’s Common Stock Shares in a Primary Offering on Form S-3 (the “Shares).

For the purpose of rendering my opinion herein, I have reviewed: (i) the revised statutes of the State of Nevada to the extent I deem relevant to the matters opined upon herein; (ii) copies of the Company’s Articles of Incorporation and amendments thereto; (iii) the Company’s Bylaws, as currently in effect as of the date hereof; (iv) selected proceedings of the Company’s Board of Directors and certificates of the Company’s officers; and (v) such other documents as I have deemed necessary and relevant to the matter opined upon herein.

I have assumed the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed, and photocopied, including the quoted, extracted, excerpted, and reprocessed text of such documents. I have not been engaged to examine, nor have I examined, the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-3, and I express no opinion with respect thereto.

My opinion is limited to matters of the Nevada Revised Statutes and I do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than the State of Nevada, as specified herein.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth in this opinion letter, we are of the opinion that: (i) the Registration Statement as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of the Common Stock Shares shall have been filed with the SEC in compliance with the Securities and the rules and regulations thereunder; (iii) the Board of Directors shall have adopted final resolutions in conformity with the Company’s charter, the Bylaws and the Resolutions authorizing the issuance and sale of Common Stock; (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount and less than the par value of the Common Stock or if any such shares are to be issued uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration for the Common Stock in an amount not less than the par value of the Common Stock; (v) in accordance with the terms of such Securities or the instrument governing such securities, for the consideration approved by the Board of Directors, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

I consent to the use of my opinion as an exhibit to the registration statement and to the reference thereto under the heading “Interests of Named Experts and Counsel” in the prospectus contained in the registration statement.

In giving the foregoing consents, I do not thereby admit that my firm comes within the category of persons or entities whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

Frederick M. Lehrer, P. A.

By:	/s/ Frederick M. Lehrer, Esq.
Frederick M. Lehrer, Esq.